Exhibit 99.1

NEWS RELEASE

	CONTACTS:	Wayne Whitener
Chief Executive Officer
TGC Industries
(972) 881-1099

FOR IMMEDIATE RELEASE		Jack Lascar, Partner
Karen Roan, SVP
DRG&E (713) 529-6600

TGC INDUSTRIES ANNOUNCES THE PURCHASE

OF ITS FIFTH ARAM ARIES RECORDING SYSTEM

PLANO, TEXAS — March 27, 2006 — TGC Industries, Inc. (AMEX: TGE) today announced that the Company has entered into an agreement to purchase its fifth ARAM ARIES seismic recording system and plans to take delivery within the next 30 days.   This type of system, which is Microsoft Windows driven, provides high speed data recovery and monitoring capabilities and automated geophysical data characterization.  During the past twelve months, TGC Industries has purchased four new ARAM ARIES systems.

                Wayne Whitener, President and CEO of TGC Industries, stated, “We continue to see growing demand for land 3-D seismic surveys, and the purchase of another new ARAM ARIES system will enable us to improve the productivity of our six seismic field acquisition crews and better serve our customers’ needs.  The addition of this 2,500 channel, state-of-the-art system will increase our channel capacity to over 25,000.”

TGC Industries, Inc., based in Plano, Texas, with a branch office in Houston, is one of the leading providers of seismic data acquisition services throughout the continental United States.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are based on our current expectations and projections about future events. All statements other than statements of historical fact included in this press release regarding the Company are forward looking statements. There can be no assurance that those expectations and projections will prove to be correct.